Exhibit 99

For more information, contact:

Richard L Davis

Chief Financial Officer

(502) 329-2000

SYPRIS REPORTS FOURTH QUARTER RESULTS

REVENUE UP 17%; BACKLOG EXCEEDS $115 MILLION

LOUISVILLE, KY (April 1, 2024) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its fourth quarter and full-year ended December 31, 2023.

HIGHLIGHTS

●	Consolidated revenue for the quarter increased 16.9% and 23.7% for the full year driven by double digit expansion of shipments across both segments.

●

Revenue for Sypris Electronics increased 25.2% and 42.7% for the quarter and full year, respectively, reflecting the continued growth in demand from customers serving the markets for Electronic Warfare, Aircraft and Missile Avionics, and Subsea Communications.

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Revenue for Sypris Technologies increased 10.8% and 12.5% for the quarter and full year, respectively, resulting from increased demand from customers serving the Commercial Vehicle, Specialty Automotive and Energy markets.

●

During the quarter, Sypris Electronics announced that it had received two multimillion-dollar follow-on contract awards from a U.S. global defense contractor for the full-rate production of advanced integrated electronic warfare and communications avionics system modules for one of the largest Government DoD programs. Sypris also received releases for the first year of production with shipments scheduled to continue into mid-year 2025.

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Sypris Electronics also announced a follow-on award from a U.S. DoD prime contractor for a secure communications infrastructure program. Sypris will produce and test the embedded circuit card assemblies that will perform certain cryptographic functions for the Army Key Management System. Production is expected to begin in 2024.

●

Subsequent to quarter end, Sypris Technologies received an award to supply specialty high-pressure closures for use in a large international liquified natural gas project. The closures will be integrated into the filtration systems of the carbon capture and storage facilities of the project. Production is expected to&NBSP;be completed during 2024.

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The outlook for 2024 remains positive, with revenue now expected to increase 10-15% year-over-year, reflecting the continued momentum of new contract awards and strong backlog across many of the Company’s markets. We expect gross profit to increase 20-25% for 2024, while gross margin is forecast to expand 150-175 basis points on a year-over-year basis.

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Sypris Reports 2023 Results

April 1, 2024

“We continued to expand across all segments of our business during the fourth quarter. Material shortages and the disruptions associated with new program launches are abating, and our focus is clearly on meeting the growing demand of our customers,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“The backlog in excess of $110 million for Sypris Electronics is expected to support revenue growth through 2024 and beyond. Customer funding has already been secured for a portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“Overall demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained solid. We continue to invest in new equipment, maintain or upgrade existing assets, and drive continuous improvement initiatives to add capacity and support more cost-efficient operations in the future.

“Orders for our energy products remain positive, with open quotes outstanding on several large projects. Additional opportunities for growth may exist with new projects globally in support of increasing LNG demand. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

Fourth Quarter and Full-Year Results

The Company reported revenue of $34.7 million for the fourth quarter ended December 31, 2023, compared to $29.7 million for the prior-year comparable period. The Company incurred a net loss of $1.1 million, or $0.05 per diluted share, compared to net income of $0.1 million, or $0.01 per diluted share, for the prior-year period.

For the full-year 2023, the Company reported revenue of $136.2 million compared with $110.1 million for the prior year. The Company reported a net loss of $1.6 million, or $0.07 per share, for 2023 compared with a net loss of $2.5 million, or $0.11 per diluted share, for the prior year.

Sypris Technologies

Revenue for Sypris Technologies increased to $19.0 million in the fourth quarter of 2023, compared to $17.2 million for the prior-year period, due to steel price increase pass-throughs. Gross profit for the fourth quarter of 2023 was $3.1 million, or 16.3% of revenue, compared to $2.2 million, or 12.9% of revenue, for the same period in 2022. Gross profit for the fourth quarter of 2023 was favorably impacted by a customer payment for negative material surcharges and foreign exchange impacts on its contract with Sypris Technologies, offset by production inefficiencies driven by volatile customer demand schedules.

Sypris Electronics

Revenue for Sypris Electronics increased to $15.7 million in the fourth quarter of 2023 compared to $12.5 million for the prior-year period. Gross profit for the fourth quarter of 2023 was $1.3 million, or 8.1% of revenue, compared to $2.4 million, or 18.9% of revenue, for the same period in 2022. Gross profit and gross margin for 2023 were negatively impacted by ramp-up costs on two major programs.

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Sypris Reports 2023 Results

April 1, 2024

Outlook

Commenting on the future, Mr. Gill added, “While challenging supply chain conditions and new program launches impacted our 2023 results, demand from customers serving the automotive, commercial vehicle and sport utility markets remains positive. Similarly, demand from customers in the defense and communications sector continues to be robust, while the outlook for the energy market continues to move in the right direction.

“Our healthy backlog, new program wins, and long-term contract extensions are expected to support continued revenue and earnings growth during 2024. We now expect revenue to increase 10-15% year-over-year as a result of the combined strength of our backlog for Sypris Electronics and increasing orders for our energy products. We also continue to expect to achieve gross margin expansion in the range of 150 to 175 basis points with gross profit forecast to increase 20-25% in 2024.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our failure to achieve profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; the cost and availability of full-time accounting personnel with technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; the termination or non-renewal of existing contracts by customers; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs and supply of insurance on acceptable terms and with adequate coverage; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports 2023 Results

April 1, 2024

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2023	2022
	(Unaudited)
Revenue	$34,735	$29,712
Net (loss) income	$(1,079)	$140
(Loss) income per common share:
Basic	$(0.05)	$0.01
Diluted	$(0.05)	$0.01
Weighted average shares outstanding:
Basic	21,938	21,759
Diluted	21,938	21,759

	Year Ended
	December 31,
	2023	2022
	(Unaudited)
Revenue	$136,223	$110,121
Net loss	$(1,596)	$(2,494)
Loss per common share:
Basic	$(0.07)	$(0.11)
Diluted	$(0.07)	$(0.11)
Weighted average shares outstanding:
Basic	21,876	21,729
Diluted	21,876	21,729

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Sypris Reports 2023 Results

April 1, 2024

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$19,025	$17,163	$77,920	$69,259
Sypris Electronics	15,710	12,549	58,303	40,862
Total net revenue	34,735	29,712	136,223	110,121
Cost of sales:
Sypris Technologies	15,922	14,947	68,712	60,709
Sypris Electronics	14,436	10,172	50,263	34,559
Total cost of sales	30,358	25,119	118,975	95,268
Gross profit:
Sypris Technologies	3,103	2,216	9,208	8,550
Sypris Electronics	1,274	2,377	8,040	6,303
Total gross profit	4,377	4,593	17,248	14,853
Selling, general and administrative	4,660	3,789	16,279	14,489
Operating (loss) income	(283)	804	969	364
Interest expense, net	246	326	777	1,110
Other expense, net	342	145	1,125	800
(Loss) income before taxes	(871)	333	(933)	(1,546)
Income tax expense, net	208	193	663	948
Net (loss) income	$(1,079)	$140	$(1,596)	$(2,494)
(Loss) income per common share:
Basic	$(0.05)	$0.01	$(0.07)	$(0.11)
Diluted	$(0.05)	$0.01	$(0.07)	$(0.11)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,938	21,759	21,876	21,729
Diluted	21,938	21,759	21,876	21,729

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Sypris Reports 2023 Results

April 1, 2024

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,
	2023	2022
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$7,881	$21,648
Accounts receivable, net	8,929	8,064
Inventory, net	77,314	42,133
Other current assets	9,743	8,133
Total current assets	103,867	79,978
Property, plant and equipment, net	17,133	15,532
Operating lease right-of-use assets	3,309	4,251
Other assets	5,033	4,383
Total assets	$129,342	$104,144
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,737	$17,638
Accrued liabilities	56,232	33,316
Operating lease liabilities, current portion	1,068	1,168
Finance lease obligations, current portion	1,327	1,102
Equipment financing obligations, current portion	618	398
Working capital line of credit	500	-
Note payable - related party, current portion	-	2,500
Total current liabilities	86,482	56,122

Operating lease liabilities, net of current portion	2,642	3,710
Finance lease obligations, net of current portion	1,852	2,536
Equipment financing obligations, net of current portion	1,333	738
Note payable - related party, net of current portion	6,484	3,989
Other liabilities	8,082	17,474
Total liabilities	106,875	84,569
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 22,465,485 shares issued and 22,459,649 outstanding in 2023 and 22,175,664 shares issued and 22,175,645 outstanding in 2022	224	221
Additional paid-in capital	156,242	155,535
Accumulated deficit	(116,932)	(115,336)
Accumulated other comprehensive loss	(17,067)	(20,845)
Treasury stock, 5,835 in 2023 and 19 in 2022	-	-
Total stockholders’ equity	22,467	19,575
Total liabilities and stockholders’ equity	$129,342	$104,144

Note: The balance sheet at December 31, 2022, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports 2023 Results

April 1, 2024

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Year Ended
	December 31,
	2023	2022
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,596)	$(2,494)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,259	3,088
Deferred income taxes	54	329
Stock-based compensation expense	813	683
Deferred loan costs amortized	3	6
Provision for excess and obsolete inventory	(167)	65
Non-cash lease expense	942	890
Other noncash items	(56)	(148)
Contributions to pension plans	(16)	(60)
Changes in operating assets and liabilities:
Accounts receivable	(1,096)	345
Inventory	(34,693)	(11,804)
Prepaid expenses and other assets	(1,105)	(3,072)
Accounts payable	8,984	5,556
Accrued and other liabilities	13,585	20,409
Net cash (used in) provided by operating activities	(11,089)	13,793

Cash flows from investing activities:
Capital expenditures	(2,139)	(3,041)
Proceeds from sale of assets	-	10
Net cash used in investing activities	(2,139)	(3,031)

Cash flows from financing activities:
Proceeds from equipment financing obligations	710	-
Proceeds from working capital line of credit	500	-
Proceeds from Note Payable - related party	2,500	-
Principal payments on finance lease obligations	(1,168)	(982)
Principal payments on equipment financing obligations	(551)	(352)
Principal payments on Note Payable - related party	(2,500)	-
Indirect repurchase of shares for minimum statutory tax withholdings	(105)	(49)
Net cash used in financing activities	(614)	(1,383)

Effect of exchange rate changes on cash balances	75	649

Net (decrease) increase in cash and cash equivalents	(13,767)	10,028

Cash and cash equivalents at beginning of period	21,648	11,620

Cash and cash equivalents at end of period	$7,881	$21,648

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